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                                                                    Exhibit 99.1

Press Release Dated February 12, 2001

j2 Global Communications Announces Fourth Quarter Results Ahead of Expectations; Moving Anticipated Date of Cash Flow Positive to Second Quarter from Fourth Quarter

February 12, 2001-Hollywood, CA - j2 Global Communications, Inc. (NASDAQ: JCOMD until March 9, 2001, thereafter JCOM), an Internet-based global provider of communications and messaging services, today announced its financial results for the fourth quarter and year ended December 31, 2000. The Company reported revenues of $4.6 million, gross profit of $2.5 million, and net loss before amortization of acquisition related intangibles per share ranging between $0.36 to $0.46. This compares with fourth quarter 1999 revenues of $2.6 million, gross profit of $1.4 million, and net loss before amortization of acquisition related intangibles per share of $0.52.

For the year 2000, the Company reported revenues of $13.8 million, gross profit of $6.6 million, and net loss before amortization of acquisition related intangibles per share between $1.96 to $2.06. This compares with 1999 revenues of $7.6 million, gross profit of $3.0 million, and net loss per share before acquisition related intangibles and preferred stock charges of $2.48. The quarter and annual numbers for 2000 include one month of revenue from eFax.com, which was acquired on November 29, 2000.

Additionally, the Company reported operating cash burn of $2.4 million in the fourth quarter. This operating cash burn compares favorably with $4.2 million in the fourth quarter of 1999 and $3.4 million in the third quarter of 2000. The Company's improved operating performance resulted in $28.6 million of cash and liquid investments available for use in the business at December 31, 2000.

"We are very pleased that the critical mass and cost benefits from our acquisition of eFax are already showing up on our bottom line" said Richard Ressler, Chairman. "What is even more exciting is that, along with improved profitability, we can be much more effective at providing business critical communications and messaging services to all three of our sales channels - Web, Corporate, and OEM. In preparing for the eFax acquisition, we moved quickly to build up all three of our sales channels through which the capabilities of our global network can be delivered to end users. With a network capable of billing, customer support, transport, value added applications and local presence on a global basis, we are well positioned to continue to grow all three of our sales channels."

About j2
j2 provides a variety of business critical communications and messaging services through its global communications/telephony/messaging network. Through three distinct sales channels, Web, Corporate and OEM, j2 provides services to over 4.3 million users around the world through its global network which is capable of billing, customer support, transport, value added applications and local presence on a global basis (4 continents, 157 cities and 14 countries). For a streaming video describing j2's corporate sales, click http://www.j2.com/corporate/corporate.asp For more information about j2, please visit http://www.j2.com or call 323-860-9200.
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Safe Harbor for Forward-Looking Statements:

Certain statements in this news release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors and factors affecting the integration of the businesses of j2 Global Communications, Inc. and eFax.com. More detailed information about those factors is set forth in filings by j2 Global Communications, Inc. with the Securities and Exchange Commission, including its registration statement on Form S-3 filed December 29, 2000 and its most recent quarterly report on Form 10-Q and annual report on Form 10-K, which can be located at http://www.sec.gov, or by contacting j2 Global Communications, Inc. as noted below. j2 Global Communications, Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT INFO

Laura Hinson                            Mary Jo Draper
PR Manager                              Ink, inc. PR
j2 Global Communications, Inc.          Kansas City , MO
Hollywood, CA                           816-753-6222
(323) 860-9435                          mjdraper@inkincpr.com
lhinson@j2.com                          ---------------------
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